UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2013

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable.

(e) First Half of 2013 Cash Bonus Program for Named Executive Officers — On February 6, 2013, the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation (“Corporation”) determined specific bonus plan parameters for the Corporation’s semi-annual cash incentive program for the first half of 2013 (“Bonus Program”) for possible cash bonus awards to certain of our employees, including certain of our “named executive officers” identified in the Corporation’s 2012 annual meeting of stockholders proxy statement (the “2012 Proxy Statement”), namely: Keith Jackson, President and Chief Executive Officer; Robert Charles Mahoney, Executive Vice President, Sales and Marketing; and George Cave, Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary. Although previously identified as named executive officers in the 2012 Proxy Statement, Donald Colvin left employment with the Corporation effective October 26, 2012, and W. John Nelson left employment with the Corporation effective September 28, 2012. The Bonus Program was set up under the previously disclosed terms and conditions of the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The amount and payment of the actual award, if any, to each participant is in the discretion of the Committee.

Cash bonuses under the Bonus Program will be paid only if the Corporation first achieves a certain minimum non-GAAP earnings per share (the “Minimum Non-GAAP EPS”). Thereafter, actual bonuses under the Bonus Program will be determined based on achievement related to two performance metrics: (1) non-GAAP earnings per share (weighted 80%) and (2) organic revenue growth (weighted 20%). The Bonus Program includes the impact on the Corporation of the SANYO Semiconductor acquisition that occurred in January 2011. Under the Bonus Program, the bonus pool is capped at 11% of non-GAAP net income. Non-GAAP earnings per share will be calculated by excluding certain items from GAAP net income, such as: gain (loss) on debt repurchase, debt exchange, early extinguishment of debt, etc.; restructuring, asset impairment and other charges, net; expensing of inventory fair market value step up; amortization of acquisition related intangible assets; non-cash interest expense; adjustment to reflect cash taxes; goodwill and intangible asset impairment; actuarial gains or losses on pension plans and other pension benefits; gains and losses on acquisitions; acquisition related costs; and extraordinary items.

Assuming the attainment of the Minimum Non-GAAP EPS, current award opportunities for the first half of 2013 under the Bonus Program (expressed as a percentage of the officer’s base salary) for each of the remaining named executive officers has the threshold, target, and stretch amount listed below. The Committee reviews these officer award opportunities from time-to-time.

Officer	Title	Current Award Opportunity
Keith Jackson	President and Chief Executive Officer	Threshold (0%) Target (150%) Maximum (300%)

Robert Charles Mahoney	Executive Vice President, Sales and Marketing	Threshold (0%) Target (80%) Maximum (160%)

George Cave	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary	Threshold (0%) Target (70%) Maximum (140%)

(f) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 11, 2013	By:	/s/ GEORGE CAVE
	Name:	George Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary